Exhibit 10.6
EXECUTION VERSION

This EIGHTH AMENDMENT TO THE REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of July 25, 2024 (the “Amendment Date”), is entered into by and among ARCC FB FUNDING LLC, a Delaware limited liability company, as the borrower (the “Borrower”), the LENDERS party to the Revolving Credit Agreement, BNP PARIBAS, as the administrative agent (the “Administrative Agent”), ARES CAPITAL CORPORATION, a Maryland corporation, as the equityholder (in such capacity, the “Equityholder”), ARES CAPITAL CORPORATION, a Maryland corporation, as the servicer (in such capacity, the “Servicer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. Bank National Association, as collateral agent (the “Collateral Agent”).

WHEREAS, the Borrower, the lenders from time to time party thereto, the Administrative Agent, the Equityholder, the Servicer and the Collateral Agent are party to the Revolving Credit and Security Agreement, dated as of June 11, 2020 (as amended from time to time prior to the date hereof, the “Revolving Credit Agreement”);

WHEREAS, the Relevant Recipients (as defined in Appendix A hereto) have received from the Borrower the transaction summary as set out in Schedule 10 in Appendix A hereto in accordance with Article 7(1)(c) of the Securitisation Regulation; and

WHEREAS, the parties hereto desire to amend the Revolving Credit Agreement, in accordance with Section 13.01(b) of the Revolving Credit Agreement subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Revolving Credit Agreement.

ARTICLE II

Amendments to Revolving Credit Agreement

SECTION 2.1. As of the Amendment Date, the Revolving Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.
USActive 60664166.5

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower and the Equityholder hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Default, Event of Default, Potential Servicer Removal Event or Servicer Removal Event has occurred and is continuing or shall occur on the Amendment Date after giving effect to this Amendment and the transaction contemplated hereby and (ii) the representations and warranties of the Borrower, the Servicer and the Equityholder contained in Sections 4.01, 4.02 and 4.03 of the Revolving Credit Agreement are true and correct in all material respects on and as of the Amendment Date (other than any representation and warranty that is made as of a specific date); provided that, to the extent that any such representation and warranty is otherwise qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment will be effective upon the satisfaction of each of the following conditions:

(a)the execution and delivery of this Amendment by the Borrower, the Lenders, the Administrative Agent, the Equityholder and the Servicer;

(b)all fees due and owing to the Administrative Agent and each Lender on or prior to the Amendment Date have been paid;

(c)all fees of counsel to the Administrative Agent invoiced prior to the Amendment Date have been paid; and

(d)the Administrative Agent shall have received the executed legal opinion of Latham & Watkins LLP, counsel to the Borrower, in form and substance acceptable to the Administrative Agent in its reasonable discretion and addressed to the Administrative Agent and each Lender.

ARTICLE V
Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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SECTION 5.2. Severability Clause. In case any provision in this Amendment is deemed to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Revolving Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect. All obligations under the Revolving Credit Agreement (as such obligations may be modified by this Amendment on the Amendment Date) shall continue to be valid, enforceable, and in full force and effect and shall not be impaired, in any respect, by the effectiveness of this Amendment. This Amendment shall form a part of the Revolving Credit Agreement for all purposes and reference to this specific Amendment need not be made in the Revolving Credit Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Revolving Credit Agreement, any reference in any of such items to the Revolving Credit Agreement being sufficient to refer to the Revolving Credit Agreement as amended hereby. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a “Facility Document” and each reference in the Revolving Credit Agreement to “herein”, “hereunder” or words of like import referring to the Revolving Credit Agreement and each reference in any other Facility Document to “Revolving Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Revolving Credit Agreement” shall mean and be a reference to the Revolving Credit Agreement as amended hereby. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of or operate as a waiver of any right, power or remedy under the Revolving Credit Agreement or any of the other Facility Documents. This Amendment shall not constitute a novation of the obligations and liabilities of the parties under the Revolving Credit Agreement or the other Facility Documents as in effect on or prior to the Amendment Date.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission (including electronic signature pursuant to and in accordance with the Revolving Credit Agreement) is effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of such party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable; provided that no electronic signatures may be affixed through the use of a third-party service provider. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

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SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and are not deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Direction to Execute. The Administrative Agent hereby authorizes and directs the Collateral Agent to execute this Amendment.

SECTION 5.7 Consent to Amendment to Constituent Documents. The Administrative Agent and the Required Lenders each hereby consent, for purposes of Section 5.03(c) of the Revolving Credit Agreement, to the Borrower’s request for permission to amend Sections 2, 3 and/or 4 of its limited liability company agreement on or after the date hereof solely for the purpose of setting forth the correct addresses of the Borrower and its registered agent as set forth in the Revolving Credit Agreement (after giving effect to this Amendment). In connection therewith, the Borrower hereby covenants and agrees to deliver to the Administrative Agent a copy of such amendment, certified to be a true and correct copy thereof by a Responsible Officer of the Borrower, promptly following the execution thereof.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

ARCC FB FUNDING LLC

By:	/s/ Ian Fitzgerald
Name:	Ian Fitzgerald
Title:	Authorized Signatory

Eighth Amendment to Revolving Credit and Security Agreement

EQUITYHOLDER:

ARES CAPITAL CORPORATION,
as Equityholder

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

Eighth Amendment to Revolving Credit and Security Agreement

SERVICER:

ARES CAPITAL CORPORATION,
as Servicer

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

Eighth Amendment to Revolving Credit and Security Agreement

ADMINISTRATIVE AGENT:

BNP PARIBAS,
as Administrative Agent

By:	/s/ Meredith Middleton
Name:	Meredith Middleton
Title:	Managing Director

By:	/s/ Sohaib Naim
Name:	Sohaib Naim
Title:	Director

LENDER:

BNP PARIBAS,
as Lender

By:	/s/ Meredith Middleton
Name:	Meredith Middleton
Title:	Managing Director

By:	/s/ Sohaib Naim
Name:	Sohaib Naim
Title:	Director

Eighth Amendment to Revolving Credit and Security Agreement

STATE STREET BANK AND TRUST COMPANY, as a Lender

By:	/s/ John Doherty
Name:	John Doherty
Title:	Managing Director

Eighth Amendment to Revolving Credit and Security Agreement

STANDARD CHARTERED BANK, as a Lender

By:	/s/ John Marciano
Name:	John Marciano
Title:	Managing Director

Eighth Amendment to Revolving Credit and Security Agreement

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Ralph J. Creasia, Jr.
Name:	Ralph J. Creasia, Jr.
Title:	Senior Vice President

Eighth Amendment to Revolving Credit and Security Agreement

APPENDIX A

[Revolving Credit Agreement]

 ~~EXECUTION VERSION~~
Conformed through ~~Seventh~~Eighth Amendment, dated ~~April 12~~July 25, 2024

REVOLVING CREDIT AND SECURITY AGREEMENT

among

ARCC FB FUNDING LLC,
as Borrower,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,
BNP PARIBAS,
as Administrative Agent,

ARES CAPITAL CORPORATION,
as Equityholder,

ARES CAPITAL CORPORATION,
as Servicer, and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

Dated as of June 11, 2020

THIS AGREEMENT PROVIDES FOR AN UNCOMMITTED FACILITY. ALL ADVANCES ARE DISCRETIONARY ON THE PART OF THE LENDERS IN THEIR SOLE AND ABSOLUTE DISCRETION.

USActive ~~60378756.3~~60664278.5

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

SECTION 1.01 Definitions	1
“Fourth Amendment Effective Date” means January 9, 2023	27
SECTION 1.02 Rules of Construction	~~55~~ 56
SECTION 1.03 Computation of Time Periods	~~56~~ 57
SECTION 1.04 Collateral Value Calculation Procedures	~~56~~ 57

ARTICLE II ADVANCES

SECTION 2.01 Revolving Credit Facility	~~58~~ 59
SECTION 2.02 Requests for Collateral Loan Approval	59
SECTION 2.03 Making of the Advances	~~60~~ 61
SECTION 2.04 Evidence of Indebtedness	~~61~~ 62
SECTION 2.05 Payment of Principal and Interest	62
SECTION 2.06 Prepayment of Advances	~~62~~ 63
(a) Optional Prepayments	~~62~~ 63
(b) Mandatory Prepayments	63
(c) Additional Prepayment Provisions	63
SECTION 2.07 Changes of Individual Lender Maximum Funding Amounts	63
(a) Automatic Reduction and Termination	63
(b) Optional Reductions	~~63~~ 64
(c) Effect of Termination or Reduction	~~63~~ 64
SECTION 2.08 Maximum Lawful Rate	64
SECTION 2.09 Several Obligations	64
SECTION 2.10 Increased Costs	64
(a) Increased Costs Generally	64
(b) Capital Requirements	~~64~~ 65
(c) Certificates from Lenders	65
(d) Delay in Requests	65
(e) Lending Office	~~65~~ 66
SECTION 2.11 Compensation; Breakage Amounts	~~65~~ 66
SECTION 2.12 Inability to Determine Rates	66
SECTION 2.13 Rescission or Return of Payments	~~66~~ 67
SECTION 2.14 Post-Default Interest	67
SECTION 2.15 Payments Generally	67
SECTION 2.16 [Reserved]	68
SECTION 2.17 Defaulting Lenders	68
SECTION 2.18 Benchmark Replacement Setting	69

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ARTICLE III CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to Initial Advance	~~73~~ 74
SECTION 3.02 Conditions Precedent to Each Advance	~~75~~ 76

ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower	~~76~~ 77
(a) Due Organization	~~76~~ 77
(b) Due Qualification	~~76~~ 77
(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability	~~76~~ 77
(d) [	~~76~~ 77
(e) Non-Contravention	77
(f) Governmental Authorizations; Private Authorizations; Governmental Filing	77
(g) Compliance with Agreements, Laws, Etc.	~~77~~ 78
(h) Location	~~77~~ 78
(i) Investment Company Act	~~77~~ 78
(j) ERISA	~~77~~ 78
(k) Taxes	~~77~~ 78
(l) Filings and Stamp Taxes	~~77~~ 78
(m) Plan Assets	78
(n) Solvency	78
(o) Representations Relating to the Collateral	~~78~~ 79
(p) Eligibility	~~79~~ 80
(q) Anti-Corruption Laws and Anti-Terrorism Laws	~~79~~ 80
(r) Sanctions	80
(s) No Default	~~80~~ 81
(t) No Proceedings	~~80~~ 81
(u) Information	~~80~~ 81
(v) Procedures	~~80~~ 81
SECTION 4.02 Representations and Warranties of the Servicer	~~80~~ 81
(a) Due Organization	~~80~~ 81
(b) Due Qualification	81
(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability	81
(d) [	~~81~~ 82
(e) Non-Contravention	~~81~~ 82
(f) Governmental Authorizations; Private Authorizations; Governmental Filing	~~81~~ 82
(g) Compliance with Agreements, Laws, Etc.	~~81~~ 82
(h) [	~~81~~ 82
(i) Taxes	82
(j) [	~~82~~ 83
(k) Anti-Corruption Laws and Anti-Terrorism Laws	~~82~~ 83
(l) Sanctions	~~82~~ 83
(m) [	~~82~~ 83

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(n) No Proceedings	~~82~~ 83
(o) Information	~~82~~ 83
(p) Procedures	~~82~~ 83
SECTION 4.03 Representations and Warranties of the Equityholder	83
(a) Due Organization	83
(b) Due Qualification	~~83~~ 84
(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability	~~83~~ 84
(d) Investment Company Act	~~83~~ 84
(e) Non-Contravention	~~83~~ 84
(f) Governmental Authorizations; Private Authorizations; Governmental Filing	~~83~~ 84
(g) Compliance with Agreements, Laws, Etc.	84
(h) [	~~84~~ 85
(i) Taxes	~~84~~ 85
(j) Anti-Corruption Laws and Anti-Terrorism Laws	~~84~~ 85
(k) Sanctions	~~84~~ 85
(l) No Default	~~84~~ 85
(m) No Proceedings	~~84~~ 85
(n) Information	~~84~~ 85

ARTICLE V COVENANTS

SECTION 5.01 Affirmative Covenants of the Borrower	~~85~~ 86
(a) Compliance with Agreements, Laws, Etc.	~~85~~ 86
(b) Enforcement	~~85~~ 86
(c) Further Assurances	86
(d) Financial Statements; Other Information	~~86~~ 87
(e) Access to Records and Documents	~~88~~ 89
(f) Use of Proceeds	~~88~~ 89
(g) Information and Reports	~~89~~ 90
(h) Opinions as to Collateral	~~89~~ 90
(i) No Other Business	~~89~~ 90
(j) Tax Matters	~~89~~ 90
(k) Compliance with Legal Opinions	90
SECTION 5.02 Covenants of the Servicer	~~90~~ 91
(a) Compliance with Agreements, Laws, Etc.	~~90~~ 91
(b) Enforcement	~~90~~ 91
(c) Further Assurances	~~90~~ 91
(d) Other Information	~~90~~ 91
(e) Access to Records and Documents	~~91~~ 92
(f) Information and Reports	~~92~~ 93
(g) Collections	~~92~~ 93
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(h) Priority of Payments	~~92~~ 93
(i) Anti-Corruption Laws and Sanctions	~~92~~ 93
SECTION 5.03 Negative Covenants of the Borrower	93
(a) Restrictive Agreements	93
(b) Liquidation; Merger; Sale of Collateral	~~93~~ 94
(c) Amendments to Constituent Documents,	~~93~~ 94
(d) ERISA	~~93~~ 94
(e) Liens	~~93~~ 94
(f) Margin Requirements; Covered Transactions	~~93~~ 94
(g) Changes to Filing Information; Change of Location of Underlying Instruments	~~93~~ 94
(h) Transactions with Affiliates	~~94~~ 95
(i) Investment Company Restriction	~~94~~ 95
(j) Anti-Corruption and Sanctions	~~94~~ 95
(k) [	~~94~~ 95
(l) Indebtedness; Guarantees; Securities; Other Assets	~~94~~ 95
(m) Validity of this Agreement	95
(n) Subsidiaries	~~95~~ 96
(o) Name	~~95~~ 96
(p) Employees	~~95~~ 96
(q) Non-Petition	~~95~~ 96
(r) Certificated Securities	~~95~~ 96
SECTION 5.04 Covenants of the Equityholder	~~95~~ 96
(a) Compliance with Agreements, Laws, Etc.	~~95~~ 96
(b) Other Information	~~96~~ 97
(c) Anti-Corruption Laws and Sanctions	~~96~~ 97
(d) Separateness	~~96~~ 97
(e) Liens	~~96~~ 97
SECTION 5.05 Certain Undertakings Relating to Separateness	~~96~~ 97

ARTICLE VI EVENTS OF DEFAULTS

SECTION 6.01 Events of Default	97
SECTION 6.02 OC Ratio Breach Cures	~~100~~ 101

ARTICLE VII PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT

SECTION 7.01 Grant of Security	~~100~~ 101
SECTION 7.02 Release of Security Interest	~~101~~ 102
SECTION 7.03 Rights and Remedies	~~102~~ 103
SECTION 7.04 Remedies Cumulative	105
SECTION 7.05 Related Documents	~~105~~ 106
SECTION 7.06 Borrower Remains Liable	~~105~~ 106
SECTION 7.07 Protection of Collateral	106

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ARTICLE VIII ACCOUNTS, ACCOUNTINGS AND RELEASES

SECTION 8.01 Collection of Money	~~106~~ 107
SECTION 8.02 Collateral Account and Collection Account	~~107~~ 108
SECTION 8.03 Payment Account	~~108~~ 109
SECTION 8.04 The Revolving Reserve Account; Fundings	~~108~~ 109
SECTION 8.05 [Reserved]	~~109~~ 110
SECTION 8.06 Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent	~~109~~ 110
SECTION 8.07 Accountings	~~110~~ 111
(a) [	~~110~~ 111
(b) Payment Date Accounting	~~110~~ 111
(c) Failure to Provide Accounting	~~111~~ 112
SECTION 8.08 Release of Collateral	~~111~~ 112
SECTION 8.09 Reports by Independent Accountants	~~112~~ 113

ARTICLE IX APPLICATION OF MONIES

SECTION 9.01 Disbursements of Monies from Payment Account	~~113~~ 114

ARTICLE X SALE OF COLLATERAL LOANS;
PURCHASE OF ADDITIONAL COLLATERAL LOANS

SECTION 10.01 Sales of Collateral Loans	~~117~~ 118
(a) Discretionary Sales of Collateral Loans	~~117~~ 118
(b) Ineligible Collateral Loans	~~118~~ 119
(c) Sales of Equity Securities	~~118~~ 119
SECTION 10.02 Purchase of Additional Collateral Loans	122
SECTION 10.03 Conditions Applicable to All Sale and Purchase Transactions	~~122~~ 123
SECTION 10.04 Additional Equity Contributions	~~123~~ 124

ARTICLE XI ADMINISTRATION AND SERVICING OF CONTRACTS

SECTION 11.01 Appointment and Designation of the Servicer	~~123~~ 124
(a) Initial Servicer	~~123~~ 124
(b) Servicer Removal Notice	124
(c) Appointment of Replacement Servicer	~~124~~ 125
(d) Liabilities and Obligations of Replacement Servicer	~~124~~ 125
(e) Subcontracts	125
SECTION 11.02 Duties of the Servicer	~~125~~ 126
(a) Duties	~~125~~ 126
SECTION 11.03 Authorization of the Servicer	~~127~~ 128
SECTION 11.04 Collection Efforts, Modification of Collateral	~~128~~ 129
SECTION 11.05 Servicer Compensation and Expenses	~~128~~ 129
SECTION 11.06 The Servicer Not to Resign	~~128~~ 129
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ARTICLE XI THE AGENTS

SECTION 12.01 Authorization and Action	129
SECTION 12.02 Delegation of Duties	~~130~~ 131
SECTION 12.03 Agents' Reliance, Etc.	~~130~~ 131
SECTION 12.04 Indemnification	133
SECTION 12.05 Successor Agents	~~133~~ 134
SECTION 12.06 The Collateral Agent	134

ARTICLE XIII MISCELLANEOUS

SECTION 13.01 No Waiver; Modifications in Writing	~~136~~ 137
SECTION 13.02 Notices, Etc	~~137~~ 138
SECTION 13.03 Taxes	~~138~~ 139
SECTION 13.04 Costs and Expenses; Indemnification	~~142~~ 143
SECTION 13.05 Execution in Counterparts	144
SECTION 13.06 Assignability	~~144~~ 145
SECTION 13.07 Governing Law	~~146~~ 147
SECTION 13.08 Severability of Provisions	~~146~~ 147
SECTION 13.09 Confidentiality	~~146~~ 147
SECTION 13.10 Merger	~~147~~ 148
SECTION 13.11 Survival	~~147~~ 148
SECTION 13.12 Submission to Jurisdiction; Waivers; Etc.	148
SECTION 13.13 Waiver of Jury Trial	~~149~~ 150
SECTION 13.14 Right of Setoff; Payments Pro Rata	~~149~~ 150
SECTION 13.15 PATRIOT Act Notice	150
SECTION 13.16 Legal Holidays	~~150~~ 151
SECTION 13.17 Non-Petition	~~150~~ 151
SECTION 13.18 Waiver of Setoff	151
SECTION 13.19 Collateral Agent Execution and Delivery	151
SECTION 13.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~151~~ 152
SECTION 13.21 WAIVER OF SOVEREIGN IMMUNITY	~~151~~ 152
SECTION 13.22 Securitisation Regulation Requirements	152
SECTION 13.23 Adequacy of Monetary Damages Against the Lenders	~~153~~ 154
SECTION 13.24 EU Transparency Requirements	~~153~~ 154

SCHEDULES

SCHEDULE 1	Individual Lender Maximum Funding Amounts and Percentages
SCHEDULE 2	Prohibited Loans
SCHEDULE 3	Initial Collateral Loans
SCHEDULE 4	Industry Classifications
SCHEDULE 5	Notice Information

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any particular provision hereof to any such Affected Person is otherwise expressly excluded herein).

“Affiliate” means, in respect of a referenced Person at any time, another Person Controlling, Controlled by or under common Control with such referenced Person but which shall not, with respect to the Borrower, include the Obligors under any Collateral Loan; provided that (a) an Obligor will not be considered an “Affiliate” of any other Obligor solely due to the fact that each such Obligor is under the control of the same financial sponsor and (b) Obligors in respect of Collateral Loans shall be deemed not to be “Affiliates” if they have distinct corporate family ratings and/or distinct issuer credit ratings; provided that, for the purposes of Section 5.03(h), Section 10.01(a) and Section 10.03 of this Agreement, the term “Affiliate” shall not include any Excluded Affiliate.

“Agent” or “Agents” means the Administrative Agent and the Collateral Agent, collectively or individually, as the context requires.

“Aggregate Adjusted Collateral Balance” means, as of any date of determination, an amount equal to the sum of the Dollar Equivalent of the Adjusted Principal Balances of all Collateral Loans in the Collateral (including each potential Collateral Loan that the Borrower has entered into a binding commitment to purchase that has not yet settled) on such date, after giving effect to all Collateral Loans added to and removed from the Collateral on such date.

“Aggregate Net Collateral Balance” means, as of any date of determination, the Aggregate Adjusted Collateral Balance minus the Excess Concentration Amount, in each case, as of such date of determination.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.

“Agreement” means this Revolving Credit and Security Agreement.

“Applicable Law” means, for any Person, any Law of any Governmental Authority, including all federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Applicable Margin” means, as of any date of determination, a rate equal to (i) during the Reinvestment Period, ~~2.50~~2.10% per annum and (ii) following the Reinvestment Period, ~~3.00~~2.60% per annum.

“Appraisal” means an appraisal or valuation of a Collateral Loan that is conducted by an Approved Valuation Firm, which may be in the form of an update or reaffirmation by an Approved Valuation Firm of an appraisal or valuation previously performed by such Approved Valuation Firm or another Approved Valuation Firm.

“Approval Request” has the meaning specified in Section 2.02(a)(i) hereof.
“Approved List” has the meaning specified in Section 2.02(a)(ii) hereof.

“Collections” means all cash collections, distributions, payments or other amounts received, or to be received, by the Borrower from any Person in respect of any Collateral Loan constituting Collateral, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to the Borrower under or in connection with any such Collateral Loans and all Proceeds from any sale or disposition of any such Collateral Loans.

“Competent Authority” has the meaning given to it in each of the Securitisation Regulations.

“Concentration Calculation Amount” means (a) from the Closing Date to the date that is the six-month anniversary of the Closing Date, the greater of (i) the Maximum Portfolio Amount and (ii) the Aggregate Adjusted Collateral Balance (after giving effect to any proposed purchase of Collateral Loans) and (b) after the date that is the six-month anniversary of the Closing Date, the Aggregate Adjusted Collateral Balance.

“Concentration Limitations” means, as of any date of determination, the following limitations (calculated without duplication) as applied to the Eligible Collateral Loans owned (or, in relation to a proposed purchase of an Eligible Collateral Loan, proposed to be owned, with respect to which, if such purchase results in noncompliance with the limitations, the relevant requirements must be maintained or improved after giving effect to the purchase) by the Borrower, unless a waiver is provided in writing by the Administrative Agent specifying the agreed treatment of such Collateral Loan or Concentration Limitation:

(a) not more than 10.00% of the Concentration Calculation Amount may consist of First Lien Last Out Loans or Second Lien Loans;

(b) not more than 7.00% of the Concentration Calculation Amount may consist of Second Lien Loans;

(c) ~~(i)~~ not more than ~~20.00% of the Concentration Calculation Amount may consist of Class 1 Loans and Class 2 Loans that are Cov-Lite Loans and (ii) not more than 10.00~~40.00% of the Concentration Calculation Amount may consist of Class 2 Loans that are Cov-Lite Loans;

(d) not less than 85.00% of the Concentration Calculation Amount may consist of Collateral Loans denominated in Dollars;

(e) not less than 85.00% of the Concentration Calculation Amount may consist of Collateral Loans the Obligors of which have their headquarters in, a principal place of business in or are organized, formed or incorporated in the United States;

(f) not more than 10.00% of the Concentration Calculation Amount may consist of Revolving Collateral Loans or Delayed Drawdown Collateral Loans;

(g) not more than 5.00% of the Maximum Portfolio Amount may consist of Collateral Loans (other than Second Lien Loans, Recurring Revenue Loans and First

Lien Last Out Loans) that are issued by any Obligor and its Affiliates, except that Collateral Loans (other than Second Lien Loans, Recurring Revenue Loans and First Lien Last Out Loans) that are issued by the three largest Obligors and their respective Affiliates may each consist of up to 7.50% of the Maximum Portfolio Amount;

(h) not more than 7.50% of the Concentration Calculation Amount may consist of Collateral Loans that are issued by Obligors and their Affiliates that belong to any single Industry Classification, except that (i) up to 25.00% may consist of Collateral Loans with Obligors and their Affiliates in the largest Industry Classification, (ii) up to 20.00% may consist of Collateral Loans with Obligors and their Affiliates in the second largest Industry Classification, (iii) up to 15.00% may consist of Collateral Loans with Obligors and their Affiliates in the third largest Industry Classification and (iv) up to 10.00% may consist of Collateral Loans with Obligors and their Affiliates in each of the fourth and fifth largest Industry Classifications;

(i) not more than 5.00% of the Concentration Calculation Amount may consist of Fixed Rate Loans;

(j) not more than 10.00% of the Concentration Calculation Amount may consist of Partial PIK Loans (other than Excluded Partial PIK Loans);

(k) not more than 10.00% of the Concentration Calculation Amount may consist of Recurring Revenue Loans;

(l) not more than 10.00% of the Concentration Calculation Amount may consist of participation interests in Collateral Loans; and

(m) not more than 5.00% of the Concentration Calculation Amount may consist of Non-accrual Loans.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption, or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing request or prepayment, conversion or continuance notices, the applicability and length of lookback periods, the applicability of any breakage payments under Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Borrower, decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practices (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of the Agreement and the other Facility Documents).

“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Contribution Notice” has the meaning assigned to such term in Section 10.04(a). “Control” means the direct or indirect possession of the power to vote 20% or more of the voting securities of such Person or the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.

“Cov-Lite Loan” means a ~~loan that does not (I) contain any financial covenants or (II)~~Collateral Loan with respect to which the related Obligor is not subject to financial covenants; provided that a Collateral Loan shall not constitute a Cov-Lite Loan if (a) the Related Documents require the ~~related Obligor of such loan~~Obligor thereunder to comply with ~~any maintenance covenant; provided that a loan described in clause (I) or (II) above that either~~one or more Maintenance Covenants (regardless of whether compliance with one or more incurrence covenants is otherwise required by the Related Documents) or (~~i~~b) ~~contains~~the Related Documents contain a cross~~-~~ default or cross-acceleration provision to, or ~~(ii)~~such Collateral Loan is pari passu with or senior to, another loan of ~~the~~such Obligor that requires the Obligor to comply with ~~a maintenance covenant will be deemed not to be a Cov-Lite Loan. For the avoidance of doubt, a loan that is capable of being described in clause (I) or (II) above only (x) until the expiration of a period of twelve months or less after the initial issuance thereof or (y) for so long as there is no funded balance in respect thereof, in each case as set forth in the applicable Related Documents, will be deemed not to be a Cov-Lite Loan~~one or more financial covenants or Maintenance Covenants.

“Covered Account” means each of the Collection Accounts (including the Interest Collection Subaccount, the Principal Collection Subaccount, the CAD Collection Account, the EUR Collection Account and the GBP Collection Account), the Payment Account, the Collateral Account, the Revolving Reserve Account and any other account established by the Borrower at the Securities Intermediary with the consent of the Administrative Agent and subject to the Lien of the Collateral Agent and subject to an agreement establishing “control” (as used in the UCC) over such account in favor of the Collateral Agent pursuant to the terms of the Facility Documents.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

“Eighth Amendment Effective Date” means July 25, 2024.

“Eligible Collateral Loan” means, as of any date of determination, a Collateral Loan that meets each of the following criteria:

(a) it is (i) a First Lien Loan, (ii) a Second Lien Loan or (iii) a First Lien Last Out Loan;

(b) if such Collateral Loan is a Class 3 Loan, it is not a Cov-Lite Loan;

(c) except in the case of a Recurring Revenue Loan, as of the date the Borrower acquired such Collateral Loan, the Obligor of such Collateral Loan has a minimum EBITDA of the Dollar Equivalent of $10,000,000 as determined in the good faith discretion of the Servicer, evidence of which is agreed to by the Administrative Agent;

(d) it was acquired by the Borrower for a price of not less than 85% of its Principal Balance;

(e) it is not a Defaulted Collateral Loan at the time of acquisition by the Borrower;

(f) it is denominated in a Permitted Currency and does not permit the currency or country in which such Collateral Loan is payable to be changed except to another Permitted Currency;

(g) the relevant Obligor’s principal place of business and/or incorporation, formation or organization and/or headquarters are in an Eligible Country;

(h) the Related Documents for such Collateral Loan are governed by the laws of the United States, Canada, the United Kingdom or a member state of the European Union;

(i) it is not a credit linked note or underwritten as a real estate loan or principally secured by real property;

(j) it does not constitute Margin Stock and is not by its terms convertible into or exchangeable for an equity security at the option of either the Borrower thereof or the holder, and it does not have attached warrants to purchase equity securities;

(k) it has an original term to maturity of not more than eight (8.0) years;

(l) it has been approved by the Administrative Agent in its sole discretion;

(m) the Related Documents for such Collateral Loan permit the pledge to the Collateral Agent by the Borrower;

“Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.01.

“Excess Concentration Amount” means, as of any date of determination on which any one or more of the Concentration Limitations are exceeded, an amount (calculated by the Servicer and without duplication) equal to the Dollar Equivalent of the portion of the Adjusted Principal Balance of each Eligible Collateral Loan that causes such Concentration Limitation to be exceeded.

“Excess Interest Proceeds” means, at any time of determination, the excess of (1) amounts then on deposit in the Interest Collection Subaccount representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 9.01(a)(i)(A), (B), (C) and (D), on the next Payment Date, any prepayment date or the Final Maturity Date, as applicable, in each case, as determined by the Borrower in good faith and in a commercially reasonable manner.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Affiliate” means any portfolio company of (x) the Servicer, (y) the Equityholder or (z) any Affiliate thereof, as applicable, that is not consolidated on the financial statements of the Servicer or the Equityholder, as applicable.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Collateral Loan included as part of the Collateral, which amount is attributable to the payment of any Taxes, fees or other charges imposed by any Governmental Authority on such Collateral Loan or on any underlying asset securing such Collateral Loan and (b) any amount received in the Collection Account (or other applicable account) representing (i) any amount representing a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Loans which are held in an escrow account for the benefit of the Obligor and the applicable secured party pursuant to escrow arrangements under a Related Document, (iii) any amount received in the Collection Account with respect to any Collateral Loan sold or transferred by the Borrower pursuant to Section 10.01 to the extent such amount is attributable to a time after the effective date of such sale, (iv) any interest accruing on a Collateral Loan prior to the related purchase date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Collateral Loan, and (v) any amounts deposited into the Collection Account manifestly in error.

“Excluded Partial PIK Loan” means a floating rate Partial PIK Loan where the portion of interest that is required to be paid in Cash carries a stated interest rate spread above the applicable index of greater than 5.0% per annum.

from an Approved Valuation Firm. For the avoidance of doubt, the Borrower may at any time resubmit a New Valuation for any Collateral Loan for approval by the Administrative Agent.

“Maintenance Covenant” means, as of any date of determination, a covenant by the Obligor of a Collateral Loan to comply with one or more financial covenants during each reporting period applicable to such Collateral Loan; provided that a covenant that otherwise satisfies the definition hereof and only applies when amounts are outstanding under the related Collateral Loan shall be a Maintenance Covenant.

“Majority Lenders” means, at any time, (a) Lenders having Percentages aggregating greater than or equal to 50% and (b) the Administrative Agent; provided that, in addition to the foregoing, (x) if there are two (2) or more Lenders that are not Affiliates at such time, at least two (2) Lenders that are not Affiliates shall be required to constitute “Majority Lenders” and (y) Percentages owing to Defaulting Lenders shall be disregarded for the purposes of this definition.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or operations of the Borrower or the Servicer either individually or taken as a whole, (b) the validity or enforceability of this Agreement, the LLC Agreement or any other Facility Document or the validity, enforceability or collectability of the Collateral Loans or the Related Documents generally or any material portion of the Collateral Loans or the Related Documents, (c) the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties with respect to matters arising under this Agreement or any other Facility Document, (d) the ability of each of the Borrower or the Servicer to perform its obligations under any Facility Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral.

“Material Modification” means, with respect to any Collateral Loan, any amendment, waiver, consent or modification of, or supplement to or inaction with, a Related Document with respect thereto (it being understood that a release document or similar instrument executed or delivered in connection with a disposition that is otherwise permitted under the applicable Related Documents shall not constitute an amendment or modification to such Related Document) executed or effected after the date on which such Collateral Loan is acquired by the Borrower, that:

(a) reduces, defers or forgives any principal amount of such Collateral Loan;

(b) reduces or forgives one or more interest payments which reduces the spread or coupon by more than 50 basis points or permits any interest due with respect to such Collateral Loan in cash to be deferred or capitalized and added to the principal amount of such Collateral Loan (other than (i) any modification that results in such Collateral Loan becoming a Partial PIK Loan, which, at the Borrower’s option, either (x) constitutes a “Revaluation Event” and a reclassification of such Collateral Loan as a Partial PIK Loan for purposes of clause (j) of the Concentration Limitations or (y) can be resubmitted to the Administrative Agent for approval under Section 2.02 as a new provided that, for any Revaluation Event triggered by a “Material Modification” pursuant to clause (h) hereof, if the Borrower disagrees with the classification of such modification as a Material Modification under clause (h), then the Loan Value of such Collateral Loan will remain the assigned Loan Value for 15 Business Days or until a New Valuation is obtained, which New Valuation will be treated as the amended Loan Value; provided, further, that if a New Valuation is not obtained during such 15 Business Day period, then the amended Loan Value will be an Agent Valuation; provided, further, that if the Borrower has exercised its dispute right and the Loan Value has been amended to be the New Valuation for any such Collateral Loan pursuant to the first proviso above, the Administrative Agent may, in its sole discretion, further amend the Loan Value in respect of such Collateral Loan on any subsequent date, subject to the valuation procedures and dispute mechanics set forth in the definition of “Loan Value”.

“Maximum Available Amount” means, on any date of determination, an amount equal to the lesser of:

(a) the Maximum Facility Amount at such time; and

(b) the Borrowing Base (calculated after giving effect to the deposit or investment of such borrowed funds on the borrowing date).

“Maximum Facility Amount” means $~~865,000,000~~1,265,000,000 (as such amount may be reduced pursuant to Section 2.07); provided that it is understood that the loan facility established under this Agreement is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request or Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request or Approved List), provided that the related conditions precedent set forth in Article III are satisfied with respect to such Advances on the applicable Borrowing Date.

“Maximum Portfolio Amount” means, as of any date of determination, the sum of (i) the Maximum Facility Amount as of such date and (ii) the aggregate amount of all contributions by the Equityholder to the Borrower (other than contributions made to cure a Default or an Event of Default) less any principal distributions that constitute a return of capital to the Equityholder other than Excluded Principal Distributions.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of the Collateral Loans as of such date is less than or equal to six and a half (6.5) years.

“Measurement Date” means (a) the Closing Date, (b) each Borrowing Date, (c) each Payment Date Report Determination Date and (d) each other date reasonably requested by the Administrative Agent.

“Mezzanine Obligations” means unsecured obligations that are contractually subordinated in right of payment to other debt of the same issuer.

“Ongoing Recurring Revenue Loan Eligibility” means a Collateral Loan that satisfies the definition of Recurring Revenue Loan and has a Net-Debt-to-Recurring-Revenue Ratio of 3.00x or less as of the most recent Obligor Measurement Date.

“Optional Sale” has the meaning assigned to such term in Section 10.01(e).

“Optional Sale Date” means any Business Day, provided 45 days’ prior written notice is given in accordance with Section 10.01(e).

“Other Connection Taxes” means, in the case of any Secured Party, any Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, the Notes or any other Facility Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.03(h)).

“Partial PIK Loan” means a Collateral Loan ~~that requires the~~where an Obligor has elected (and such election remains effective) to pay only a portion of the accrued and unpaid interest in Cash on a current basis, the remainder of which is or can be deferred and paid later; provided that (x) the portion of such interest required to be paid in Cash pursuant to the terms of the applicable Related Documents: (i) for floating rate instruments, carries a current ~~Cash~~cash pay ~~interest rate paid at a~~spread not less than 2.25% per annum above the applicable index or (ii) for fixed rate ~~of~~instruments, carries a current cash pay spread not less than ~~3.5~~8.5% per annum, (y) the terms of the applicable Related Documents do not permit the amount of ~~current Cash~~cash pay ~~interest~~spread to be less than 25% of the ordinary specified ~~interest at any time~~spread and (z) the terms of the applicable Related Documents do not permit any accrued and unpaid interest to be deferred for more than ~~12~~24 months or paid later than the date that is ~~12~~24 months after the initial due date for such interest; provided further that the Borrower shall, as soon as reasonably practicable, deliver to the Administrative Agent written notice of any Collateral Loan becoming or ceasing to be a Partial PIK Loan.

“Participant” means any bank or other Person to whom a participation is sold as permitted by Section 13.06(c).

“Participant Register” has the meaning assigned to such term in Section 13.06(c)(ii).

“PATRIOT Act” has the meaning assigned to such term in Section 13.15.

“Payment Account” has the meaning assigned to such term in Section 8.03.

“Recurring Revenue Loan” means a Collateral Loan that meets each of the following criteria as of the date of acquisition by the Borrower, subject to waiver by the Administrative Agent in accordance with the definition of Eligible Collateral Loan hereto (for the avoidance of doubt, if any Collateral Loan does not meet the below listed conditions, but such failure is waived by the Administrative Agent, such Collateral Loan shall still be subject to the Advance Rates, Concentration Limitations and Revaluation Events applicable to Recurring Revenue Loans set forth herein):

(a) such Collateral Loan is a First Lien Loan;

(b) the Obligor with respect to such Collateral Loan is in a high growth industry or industry that customarily has businesses with recurring revenue models as determined by the Administrative Agent in its sole discretion or, if agreed to by the Administrative Agent, by the Servicer, in good faith in accordance with the Servicing Standard;

(c) the Obligor with respect to such Collateral Loan has generated a minimum of $15,000,000 in TTM Recurring Revenue during the most recent reporting period;

(d) the Net-Debt-to-Recurring-Revenue Ratio with respect to such Collateral Loan is less than 2.50:1.00 as of the later of the initial closing date of such Collateral Loan or the most recent Obligor Measurement Date, as applicable; and

(e) the Related Documents for such Collateral Loan require the Obligor with respect to such Collateral Loan to meet a minimum of two (2) financial covenants as determined by the Administrative Agent in its sole discretion, including a covenant for minimum liquidity and maximum ratio of principal loan amount outstanding to TTM Recurring Revenue.

“Register” has the meaning assigned to such term in Section 13.06(d).

“Regulation T,” “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reinvestment Period” means the period from and including the Closing Date to and including the earlier of (a) the date that is the third anniversary of the ~~Fifth~~Eighth Amendment Effective Date and (b) the date of the termination of the Individual Lender Maximum Funding Amounts pursuant to Section 6.01.

“Related Documents” means, with respect to any Collateral Loan, (i) the loan or credit agreement evidencing such Collateral Loan, (ii) the principal security agreement, and (iii) if the same can be obtained without undue expense or effort, all other documents evidencing, securing, guarantying, governing or giving rise to such Collateral Loan but, for the avoidance of doubt, excluding immaterial certificates, notices and other ancillary documentation.